EXHIBIT 3.4

         FILED
     THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
       ------- 1998
       No. C14398-95
       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE



              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                          FOR PROFIT NEVADA CORPORATION
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of Incorporation:     "Sportsprize Entertainment Inc."

2. The articles have been amended as follows (provide article numbers, if applicable):

     Article VI Section 1 of the Corporation's Articles of Incorporation is hereby amended to read as follows:

     "Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 105,000,000 Shares of Capital Stock at $.001 par value per share.

     (a) The Total number of shares of Common stock which this Corporation is authorized to issue is 100,000,000 shares at $.001 par value per share.

     (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 100%

4.   Signatures:


     /s/ William Turner, President
     ---------------------------------
     President and Secretary
     (acknowledgement required)

City of: Vancouver            )
Province of: British Columbia )

On May 11, 1999 before me, the undersigned a notary public personally appeared William Turner, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal


/s/Asha Lohia
--------------------------------

Asha Lohia
--------------------------------
Printed Name of Notary Public

My Commission does not expire:                                           [seal]